Groupon Reports Third Quarter 2024 Results
Third Quarter revenue at the low-end of guidance and EBITDA above the high-end of guidance
International Local revenue declined 13%. Excluding Italy, International Local revenue declined 2%

100% of North America mobile web and desktop traffic on our new front-end platform

Announces $197 million financing transaction

•Global revenue of $114.5 million
•Global billings of $373.4 million
•Net income of $14.5 million
•Adjusted EBITDA of $14.8 million
•Exited Q3 with $159.7 million in cash

CHICAGO - November 12, 2024 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the third quarter ended September 30, 2024. The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).
"Despite some challenges, I’m optimistic about our future. The progress we’ve made in transforming our platform and enhancing our customer experience is laying the groundwork for sustainable growth." said Dusan Senkypl, Chief Executive Officer of Groupon. "Our International Local business is showing promising signs, and the positive response to our new features like gifting and video content reinforces our belief that we’re on the right path. We’ve seen significant progress in marketplace understanding and in how we operate our sales channels. We’re committed to continuous improvement and innovation, and I believe the best is yet to come for our company."

Third Quarter 2024 Summary
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $114.5 million in the third quarter 2024, down 9% (10% FX-neutral) compared with the prior year period. Local revenue was $105.0 million in the third quarter 2024, down 9% (10% FX-neutral) compared with the prior year period.
•Gross profit was $102.9 million in the third quarter 2024, down 7% (7% FX-neutral) compared with the prior year period.
•Marketing expense was $36.3 million, or 35% of gross profit, in the third quarter 2024, compared with $28.9 million, or 26% of gross profit, in the prior year period.
•SG&A was $71.3 million in the third quarter 2024 compared with $80.0 million in the prior year period. The decrease in SG&A was primarily due to a decrease in cloud costs.
•Net income was $14.5 million in the third quarter 2024 compared with net loss of $40.8 million in the prior year period.

•Adjusted EBITDA, a non-GAAP financial measure, was positive $14.8 million in the third quarter 2024, compared with positive $18.2 million in the prior year period.
•Operating cash outflow for the third quarter 2024 was $16.3 million, and free cash flow, a non-GAAP financial measure, was negative $19.7 million.
•Cash and cash equivalents as of September 30, 2024 were $159.7 million.
North America
•North America revenue was $86.9 million in the third quarter 2024, down 9% compared with the prior year period. The decrease is primarily due to an increase in Local voucher redemption rates in the current period. Additionally, during the prior year period, we had a favorable impact in our Local category from phasing out our COVID-19 refund practices, with no comparable activity during the current period, which contributed to the decrease of revenue in the current period. North America Local revenue was $81.5 million in the third quarter 2024, down 8% compared with the prior year period.
•North America gross profit in the third quarter 2024 was $77.7 million, down 6% compared with the prior year period.
•North America active customers were 10.2 million as of September 30, 2024, down 1% sequentially and down 2% compared with the prior year period.
International
•International revenue was $27.6 million in the third quarter 2024, down 13% (14% FX-neutral) compared with the prior year period. International Local revenue was $23.5 million, down 13% (14% FX-neutral) compared with the prior year period. The decreases are primarily attributable to the exit of our Local business in Italy. Excluding Italy, International revenue declined 4% and International Local revenue declined 2%.
•International gross profit in the third quarter 2024 was $25.2 million, down 11% (13% FX-neutral) compared with the prior year period.
•International active customers were 5.3 million as of September 30, 2024, down 5% sequentially and down 19% compared with the prior year period.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.
Financing announcement
Groupon announced today that it has entered into privately negotiated agreements (the “Exchange and Subscription Agreements”) with a limited number of existing holders of Groupon’s currently outstanding 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”).
Pursuant to the Exchange and Subscription Agreements, Groupon will:
•exchange $176,260,000 aggregate principal amount of 2026 Notes held by the participating existing holders for $176,260,000 aggregate principal amount of Groupon’s newly issued 6.25% Convertible Senior Secured Notes due 2027 (the “2027 Notes”)
•issue and sell to certain participating existing holders $21.0 million aggregate principal amount of 2027 Notes for gross cash proceeds of $20.0 million (representing an issue price of 95%).

A total of $197,260,000 2027 Notes will be issued upon close of the transaction, which is expected to be on or about November 19, 2024.

The company issued a separate press release and filed an 8-K with the Securities and Exchange Commission with more details on the terms of the transaction.

Participation in Upcoming Investor Conferences
The Company expects to participate in the following virtual investor conferences this quarter:
Roth Capital Fireside Chat
Date: Wednesday, November 13, 2024
Time: 10:00 ET

Northland Capital Markets Fireside Chat
Date: Tuesday, December 10, 2024
Time: 11:30am ET

A link to register for the webcast will be available on Groupon's investor relations website. A replay of the webcast will be available following the presentation.

Conference Call
A conference call will be webcast Tuesday, November 12, 2024 at 4:00 p.m. CT / 5:00 p.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, non-GAAP income (loss) from operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on an operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the three and nine months ended September 30, 2024 and 2023, special charges and credits included charges related to our 2020 and 2022 restructuring plans, gain on sale of assets and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results. For the Foreign VAT assessments, we also considered the fact we ceased operations in Portugal in 2016 and it is not part of our ongoing business. Since we ceased operations, we have not engaged in any revenue-generating or payroll-related activity and do not intend to engage in these activities in Portugal in the future.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss).

Non-GAAP Selling, general and administrative is a non-GAAP measure that adjusts our selling, general and administrative to exclude the impact of depreciation and amortization and stock-based compensation.
Non-GAAP income (loss) before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our Net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•special charges and credits, including restructuring charges, strategic advisor costs, gain on sale of assets and foreign VAT assessments.
•non-cash interest expense on convertible senior notes
•non-operating foreign currency gains and losses related to intercompany balances
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings, and
•non-operating gains and losses from sales of minority investments.
We believe that excluding the above items from our measures of non-GAAP income before provision (benefit) for income taxes, non-GAAP net income attributable to common stockholders and non-GAAP income per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises Net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Condensed Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 (the “2026 Notes”); our Common Stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations Contact:
ir@groupon.com

Public Relations Contact:
Emma Coleman
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$159,710	$141,563
Accounts receivable, net	40,126	50,373
Prepaid expenses and other current assets	46,775	63,647
Total current assets	246,611	255,583
Property, equipment and software, net	20,326	30,530
Right-of-use assets - operating leases, net	2,830	2,197
Goodwill	178,685	178,685
Intangible assets, net	5,170	11,404
Investments	74,823	74,823
Deferred income taxes	11,864	11,639
Other non-current assets	7,705	6,095
Total assets	$548,014	$570,956
Liabilities and equity (deficit)
Current liabilities:
Short-term borrowings	$—	$42,776
Accounts payable	12,749	15,016
Accrued merchant and supplier payables	152,262	209,423
Accrued expenses and other current liabilities	99,237	101,939
Total current liabilities	264,248	369,154
Convertible senior notes, net	227,650	226,470
Operating lease obligations	933	2,382
Other non-current liabilities	14,973	13,262
Total liabilities	507,804	611,268
Commitment and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 50,057,026 shares issued and 39,762,909 shares outstanding at September 30, 2024; 42,147,266 shares issued and 31,853,149 shares outstanding at December 31, 2023	5	4
Additional paid-in capital	2,432,705	2,337,565
Treasury stock, at cost, 10,294,117 shares at September 30, 2024 and December 31, 2023	(922,666)	(922,666)
Accumulated deficit	(1,458,265)	(1,449,887)
Accumulated other comprehensive income (loss)	(11,785)	(5,647)
Total Groupon, Inc. stockholders' equity (deficit)	39,994	(40,631)
Noncontrolling interests	216	319
Total equity (deficit)	40,210	(40,312)
Total liabilities and equity (deficit)	$548,014	$570,956

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$114,479	$126,474	$362,178	$377,194
Cost of revenue	11,584	15,796	36,059	48,840
Gross profit	102,895	110,678	326,119	328,354
Operating expenses:
Marketing	36,258	28,898	101,587	76,013
Selling, general and administrative	71,327	80,016	222,937	277,913
Restructuring and related charges	896	2,228	613	10,333
Gain on sale of assets	—	—	(5,160)	—
Total operating expenses	108,481	111,142	319,977	364,259
Income (loss) from operations	(5,586)	(464)	6,142	(35,905)
Other income (expense), net	22,429	(39,525)	5,264	(41,260)
Income (loss) before provision (benefit) for income taxes	16,843	(39,989)	11,406	(77,165)
Provision (benefit) for income taxes	2,321	817	17,802	4,258
Net income (loss)	14,522	(40,806)	(6,396)	(81,423)
Net (income) loss attributable to noncontrolling interests	(594)	(552)	(1,982)	(1,689)
Net income (loss) attributable to Groupon, Inc.	$13,928	$(41,358)	$(8,378)	$(83,112)

Net income (loss) per share:
Basic	$0.35	$(1.31)	$(0.22)	$(2.68)
Diluted	$0.33	$(1.31)	$(0.22)	$(2.68)

Weighted average number of shares outstanding
Basic	39,748,268	31,500,489	38,966,238	31,039,668
Diluted	45,014,446	31,500,489	38,966,238	31,039,668

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net income (loss)	$14,522	$(40,806)	$(6,396)	$(81,423)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	6,492	10,550	21,903	34,110
Amortization of acquired intangible assets	403	2,018	2,609	6,206
Stock-based compensation	8,890	3,889	17,682	13,771
(Gain) loss from changes in fair value of investment	—	25,751	—	25,751
Foreign currency (gains) losses, net	(18,461)	9,687	(4,801)	9,528
Foreign VAT assessments	4,600	—	8,692	—
Gain on sale of assets	—	—	(5,160)	—
Change in assets and liabilities:
Accounts receivable	2,419	(238)	10,678	10,225
Prepaid expenses and other current assets	5,199	8,973	19,294	14,357
Right-of-use assets - operating leases	572	1,796	1,830	7,985
Accounts payable	1,861	(9,655)	(2,290)	(49,082)
Accrued merchant and supplier payables	(23,089)	(4,050)	(57,749)	(52,497)
Accrued expenses and other current liabilities	(13,041)	(14,159)	(9,616)	(44,716)
Operating lease obligations	(775)	(6,268)	(4,618)	(22,011)
Payment for early lease termination	—	—	(1,832)	(9,724)
Other, net	(5,850)	(1,343)	(1,295)	5,035
Net cash provided by (used in) operating activities	(16,258)	(13,855)	(11,069)	(132,485)
Investing activities
Purchases of property and equipment and capitalized software	(3,408)	(4,120)	(11,591)	(15,917)
Proceeds from sale of assets, net	—	—	9,116	1,475
Acquisitions of intangible assets and other investing activities	(34)	(1,349)	(595)	(2,523)
Net cash provided by (used in) investing activities	(3,442)	(5,469)	(3,070)	(16,965)
Financing activities
Payments of borrowings under revolving credit agreement	—	—	(42,776)	(28,300)
Proceeds from Rights Offering, net of issuance costs	—	—	79,619	—
Taxes paid related to net share settlements of stock-based compensation awards	(201)	(932)	(1,457)	(3,126)
Other financing activities	(490)	2,115	(2,457)	473
Net cash provided by (used in) financing activities	(691)	1,183	32,929	(30,953)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,153	(1,933)	1,788	34
Net increase (decrease) in cash, cash equivalents and restricted cash	(18,238)	(20,074)	20,578	(180,369)
Cash, cash equivalents and restricted cash, beginning of period (1)	206,454	121,401	167,638	281,696
Cash, cash equivalents and restricted cash, end of period (1)	$188,216	$101,327	$188,216	$101,327
(1)The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of September 30, 2024, December 31, 2023, September 30, 2023 and December 31, 2022 (in thousands)

	September 30, 2024	December 31, 2023	September 30, 2023	December 31, 2022
Cash and cash equivalents	$159,710	$141,563	$86,085	$281,279
Restricted cash included in prepaid expenses and other current assets	28,506	26,075	15,242	417
Cash, cash equivalents and restricted cash	$188,216	$167,638	$101,327	$281,696

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
North America Segment:						Q3 2024
Gross billings (1):						Y/Y Growth
Local	$260,425	$257,192	$231,053	$243,587	$248,751	(4.5)%
Travel	19,811	18,856	26,911	21,881	15,078	(23.9)
Goods	18,749	24,223	14,968	13,501	11,234	(40.1)
Total gross billings	$298,985	$300,271	$272,932	$278,969	$275,063	(8.0)%
Revenue:
Local	$88,558	$91,550	$86,460	$91,707	$81,479	(8.0)%
Travel	2,577	3,583	4,596	3,858	2,919	13.3
Goods	3,801	4,790	3,078	2,792	2,491	(34.5)
Total revenue	$94,936	$99,923	$94,134	$98,357	$86,889	(8.5)%
Gross profit:
Local	$77,588	$80,720	$77,826	$83,259	$73,026	(5.9)%
Travel	1,763	2,830	3,640	3,191	2,513	42.5
Goods	3,123	3,934	2,662	2,429	2,199	(29.6)
Total gross profit	$82,474	$87,484	$84,128	$88,879	$77,738	(5.7)%

Contribution profit (2)	$63,484	$63,046	$62,346	$59,402	$49,095	(22.7)%

International Segment:						Q3 2024
Gross billings:						Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$93,645	$105,664	$85,033	$72,932	$76,793	(18.0)	(1.5)	(19.5)%
Travel	9,294	9,510	8,700	7,284	7,659	(17.6)	(0.8)	(18.4)
Goods	16,923	20,883	14,481	14,422	13,877	(18.0)	(0.8)	(18.8)
Total gross billings	$119,862	$136,057	$108,214	$94,638	$98,329	(18.0)	(1.3)	(19.3)%
Revenue:
Local	$26,900	$32,004	$24,750	$22,401	$23,473	(12.7)	(1.7)	(14.4)%
Travel	1,584	1,857	1,755	1,588	1,383	(12.7)	(0.9)	(13.6)
Goods	3,054	3,932	2,445	2,269	2,734	(10.5)	(1.2)	(11.7)
Total revenue	$31,538	$37,793	$28,950	$26,258	$27,590	(12.5)	(1.6)	(14.1)%
Gross profit:
Local	$24,367	$29,672	$22,832	$20,522	$21,614	(11.3)	(1.8)	(13.1)%
Travel	1,346	1,644	1,559	1,407	1,192	(11.4)	(0.9)	(12.3)
Goods	2,491	3,510	2,038	1,859	2,351	(5.6)	(1.2)	(6.8)
Total gross profit	$28,204	$34,826	$26,429	$23,788	$25,157	(10.8)	(1.7)	(12.5)%

Contribution profit	$18,296	$24,772	$19,402	$16,745	$17,542	(4.1)%

Consolidated Results of Operations:
Gross billings:
Local	$354,070	$362,856	$316,086	$316,519	$325,544	(8.1)	(0.4)	(8.5)%
Travel	29,105	28,366	35,611	29,165	22,737	(21.9)	(0.3)	(22.2)
Goods	35,672	45,106	29,449	27,923	25,111	(29.6)	(0.4)	(30.0)
Total gross billings	$418,847	$436,328	$381,146	$373,607	$373,392	(10.9)	(0.3)	(11.2)%
Revenue:
Local	$115,458	$123,554	$111,210	$114,108	$104,952	(9.1)	(0.4)	(9.5)%
Travel	4,161	5,440	6,351	5,446	4,302	3.4	(0.3)	3.1
Goods	6,855	8,722	5,523	5,061	5,225	(23.8)	(0.5)	(24.3)
Total revenue	$126,474	$137,716	$123,084	$124,615	$114,479	(9.5)	(0.4)	(9.9)%
Gross profit:
Local	$101,955	$110,392	$100,658	$103,781	$94,640	(7.2)	(0.4)	(7.6)%
Travel	3,109	4,474	5,199	4,598	3,705	19.2	(0.4)	18.8
Goods	5,614	7,444	4,700	4,288	4,550	(19.0)	(0.5)	(19.5)
Total gross profit	$110,678	$122,310	$110,557	$112,667	$102,895	(7.0)	(0.5)	(7.5)%

Contribution profit	$81,780	$87,818	$81,748	$76,147	$66,637	(18.5)%
Net cash provided by (used in) operating activities	$(13,855)	$54,500	$(10,111)	$15,300	$(16,258)	(17.3)%
Free cash flow	$(17,975)	$51,132	$(13,820)	$10,826	$(19,666)	(9.4)%

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Active customers: (4)
North America	10.4	10.3	10.2	10.2	10.2
International	6.6	6.2	5.9	5.6	5.3
Total active customers	17.0	16.5	16.1	15.8	15.5

North America Units:
Local	5,426	5,832	5,102	5,308	5,376
Goods	706	966	574	487	379
Travel	79	85	108	87	61
Total North America units	6,211	6,883	5,784	5,882	5,816

International Units:
Local	3,306	3,536	2,888	2,259	2,475
Goods	550	684	404	381	352
Travel	49	55	49	39	41
Total International units	3,905	4,275	3,341	2,679	2,868

Consolidated Units:
Local	8,732	9,368	7,990	7,567	7,851
Goods	1,256	1,650	978	868	731
Travel	128	140	157	126	102
Total consolidated units	10,116	11,158	9,125	8,561	8,684

Headcount:
Sales (5)	659	655	647	657	716
Other	1,763	1,558	1,431	1,403	1,434
Total headcount	2,422	2,213	2,078	2,060	2,150

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss):

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Net income (loss)	$(40,806)	$28,489	$(11,506)	$(9,412)	$14,522
Adjustments:
Stock-based compensation	3,889	710	2,374	6,418	8,890
Depreciation and amortization	12,568	10,902	9,677	7,824	6,895
Restructuring and related charges(1)	2,228	(2,327)	96	(379)	896
Gain on sale of assets	—	—	(116)	(5,044)	—
Foreign VAT assessments (2)	—	—	—	3,302	3,672
Other (income) expense, net (3)	39,525	(16,086)	12,682	4,483	(22,429)
Provision (benefit) for income taxes	817	5,250	6,194	9,287	2,321
Total adjustments	59,027	(1,551)	30,907	25,891	245
Adjusted EBITDA	$18,221	$26,938	$19,401	$16,479	$14,767
(1)Includes a settlement of $4.25 million related to Uptake for the three months ended December 31, 2023
(2)The Foreign VAT assessments adjustment excludes related interest expense $0.8 million for the three months ended June 30, 2024 and $0.9 million for the three months ended September 30, 2024 as the interest expense is included within Other (income) expense, net for the three months ended June 30, 2024 and September 30, 2024.
(3)Includes a $25.8 million remeasurement of our investment in SumUp during the three months ended September 30, 2023.

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities.

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Net cash provided by (used in) operating activities	$(13,855)	$54,500	$(10,111)	$15,300	$(16,258)
Purchases of property and equipment and capitalized software	(4,120)	(3,368)	(3,709)	(4,474)	(3,408)
Free cash flow	$(17,975)	$51,132	$(13,820)	$10,826	$(19,666)

Net cash provided by (used in) investing activities	$(5,469)	$15,568	$(3,931)	$4,303	$(3,442)
Net cash provided by (used in) financing activities	$1,183	$(4,737)	$35,341	$(1,721)	$(691)